Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with the annual report of ALPS ALPINE CO., LTD. on Form 20-F for the year ended March 31, 2019 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Toshihiro Kuriyama, the Representative Director, President & CEO and Toshinori Kobayashi, Vice President, Corporate Planning and Accounting & Finance of ALPS ALPINE CO., LTD. each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ALPS ALPINE CO., LTD.

Date: July 10, 2019

By:	/s/ Toshihiro Kuriyama
	Name:	Toshihiro Kuriyama
	Title:	Representative Director, President & CEO

By:	/s/ Toshinori Kobayashi
	Name:	Toshinori Kobayashi
	Title:	Vice President, Corporate Planning and Accounting & Finance (Chief Financial Officer)